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                                                                     Exhibit 5.1

                                                                 3 October, 2001


PartnerRe Ltd.
96 Pitts Bay Road
Pembroke HM 08
Bermuda

Ladies and Gentlemen:


     Re: Registration Statement on Form S-3
     --------------------------------------

     We have acted as Bermuda counsel to PartnerRe Ltd., a Bermuda company ("PartnerRe"), in connection with the filing today by PartnerRe and PartnerRe Capital Trust I with the United States Securities and Exchange Commission of a Prospectus forming part of a Registration Statement on Form S-3 (the "Registration Statement"), with respect to (i) common shares (the "Common Shares"), (ii) preferred shares of PartnerRe (the "Preferred Shares"), (iii) debt securities (the "Debt Securities"), of PartnerRe, and
     (iv) guarantees by PartnerRe in respect of the preferred securities issued by PartnerRe Capital Trust I (the "Guarantees"), to be issued from time to time pursuant to Rule 415 under the United States Securities Act of 1933, as amended (the "Securities Act"), for an aggregate initial offering price not to exceed US$400,000,000.

     The Common Shares, the Preferred Shares, the Debt Securities and the Guarantees are collectively referred herein as the "Securities."

     For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the "Documents").

     Unless otherwise defined herein or in the Schedule to this opinion, terms defined in the Registration Statement and the Prospectus have the same meanings when used in this opinion.

     Assumptions
     -----------

     In stating our opinion we have assumed:

     (a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

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PartnerRe Ltd.                        -2-                        3 October, 2001


(b)  the genuineness of all signatures on the Documents;

(c) the authority, capacity and power of each of the persons signing the Documents which we have reviewed (other than the Directors or Officers of PartnerRe);

(d) that any factual statements made in any of the Documents are true, accurate and complete;

(e) that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(f) that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered; and

(g) that the signature pages evidence the approval of a majority of the Directors of PartnerRe of all matters relating to PartnerRe set out in the Registration Statement including, without limiting the generality of the foregoing, the approval for the issue, on the terms set out in the Prospectus and the Registration Statement, of the Securities.

(h) that prior to the issue of any of the Guarantees, PartnerRe will have filed with the Bermuda Monetary Authority an applicable exemption under the Investment Business Act 1998.

Opinion
-------

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1) PartnerRe is an exempted company incorporated with limited liability, validly organized and existing and in good standing under the laws of Bermuda.

(2) When duly issued and paid for pursuant to and in accordance with the terms of any duly adopted Board Resolutions of PartnerRe which have authorised their issue in accordance with the terms and conditions referred to or summarised in the Prospectus and the Registration Statement, the Common Shares and Preferred Shares will be validly issued, fully paid and non-assessable shares in the capital of PartnerRe.

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PartnerRe Ltd.                        -3-                        3 October, 2001

(3) When resolutions of the Board of Directors of PartnerRe have been duly adopted to approve the creation of and issue of the Debt Securities and the Guarantees, in accordance with the respective terms and conditions of the applicable Indenture or Guarantee Agreement as more particularly referred to or summarised in the Registration Statement, and to authorize the execution and delivery thereof, all necessary action required to be taken by PartnerRe pursuant to Bermuda law will have been taken by or on behalf of PartnerRe for the issue by PartnerRe of the Debt Securities and the Guarantees.

(4) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof in respect of the issue of the Securities.

Reservations
------------

We have the following reservations:

(1) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(2) In paragraph (1) above, the term "good standing" means that PartnerRe has received a Certificate of Compliance from the Registrar of Companies in Hamilton Bermuda.

(3) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of PartnerRe and subject to any contrary provision in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of PartnerRe after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, PartnerRe.

Disclosure
----------

This opinion is addressed to you in connection with the filing by PartnerRe and PartnerRe Capital Trust I of the Registration Statement with the United States Securities and Exchange Commission. We consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the prospectus included as part of the Registration Statement.

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PartnerRe Ltd                         -4-                        3 October, 2001

This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,

/s/ Appleby Spurling & Kempe

Appleby Spurling & Kempe

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PartnerRe Ltd.                        -5-                        3 October, 2001

                                    SCHEDULE
                                    --------

1.   A copy of the form of Registration Statement on Form S-3 dated 3 October
     2001.

2.   A copy of the Trust Agreement of PartnerRe Capital Trust 1 to be filed as
     Exhibit 4.12 to the Registration Statement on Form S-3 dated 3 October
     2001.

3. A copy of the form of the Amended and Restated Trust Agreement of PartnerRe Capital Trust 1 to be filed as Exhibit 4.13 to the Registration Statement on Form S-3 dated 3 October 2001.

4. A copy of the Certificate of Trust of PartnerRe Capital Trust 1 to be filed as Exhibit 4.11 to the Registration Statement on Form S-3 dated 3 October, 2001.

5. A copy of the form of Senior Indenture to be made by PartnerRe as Issuer to The Chase Manhattan Bank, as trustee.

6. A copy of the form of Subordinated Indenture to be made by PartnerRe as Issuer to The Chase Manhattan Bank, as trustee.

7. A copy of the form of Junior Subordinated Indenture to be made by PartnerRe as Issuer to The Chase Manhattan Bank as Trustee

The indentures referred to in 5, 6 and 7 above are collectively and individually defined as the "Indenture."

8. A copy of the form of Preferred Securities Guarantee Agreement to be filed as Exhibit 4.14 to the Registration Statement on Form S-3 dated 3 October 2001 (the "Guarantee Agreement").

9. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws of PartnerRe (collectively referred to as the "Constitutional Documents").

10. A copy of the permissions dated 28th October 1996 and 10th June 1997 given by the Bermuda Monetary Authority under the Exchange Control Act
     (1972) and related regulations for the issue of the Common Shares and the Preferred Shares in the capital of PartnerRe.

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PartnerRe Ltd                         -6-                        3 October, 2001

11. The entries and filings shown in respect of PartnerRe on the file of PartnerRe maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 1 October, 2001 (the "Company Search").

12. The entries and filings shown in respect of PartnerRe in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 1 October, 2001 (the "Litigation Search").

13. A Certificate of Compliance, dated 1 October, 2001, issued by the Ministry of Finance in respect of PartnerRe.

14. An Officer's certificate from PartnerRe dated 1 October 2001 confirming that the authorised but unissued share capital of PartnerRe is sufficient to meet the requirements of the Registration Statement on Form S-3 dated 3 October 2001.